UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                     March 4, 2005 (March 4, 2005)
             ------------------------------------------------------
               Date of Report (Date of earliest event reported)


                          Poster Financial Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Nevada                    333-114335               56-2370836
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(State or other jurisdiction       (Commission              (I.R.S. Employer
   of incorporation)               File Number)            Identification No.)


129 E. Fremont Street, Las Vegas, NV                             89101
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (702) 385-7111
                                                   ---------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

Item 1.02         Termination of a Material Definitive Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 4, 2005, Poster Financial Group, Inc. (the "Company") and each of the Company's wholly owned subsidiaries entered into a Separation Agreement and General Release (the "Separation Agreement") with Maurice Wooden. The Separation Agreement provides for Mr. Wooden's resignation, effective as of March 4, 2005, from his position as Chief Operating Officer and a director of the Company and his resignation from all positions as an officer, director or manager of the Company, each of the Company's wholly owned subsidiaries and The Fremont Street Experience Limited Liability Company, a joint venture in which the Company indirectly holds a 17.65% voting interest and a 50% non-voting interest (collectively, the "Employer Group").

Under the terms of the Separation Agreement, the Company has agreed to pay Mr. Wooden a separation payment equal to $1.25 million (the "Separation Payment"), less all applicable withholdings. Mr. Wooden has agreed to release PB Gaming, Inc., the Company's parent company, the Employer Group, as well as LSRI Holdings, Inc. and Landry's Restaurants, Inc., the entities that have previously agreed to acquire all the issued and outstanding capital stock of the Company pursuant to a stock purchase agreement dated as of February 3, 2005 (the "Stock Purchase Agreement"), and each of the foregoing entities' respective parents, subsidiaries and affiliates from all claims arising from the beginning of time to the date of the Separation Agreement, including but not limited to claims relating to (i) Mr. Wooden's employment relationship with the Employer Group, (ii) all positions Mr. Wooden previously held with the Employer Group, (iii) the termination of Mr. Wooden's employment relationship and positions with the Employer Group and (iv) all claims arising under the Employment Agreement, dated as of October 29, 2003, by and between the Company and Mr. Wooden, which employment agreement has been terminated as a result of the Separation Agreement.

The Separation Agreement provides that Mr. Wooden, for the period commencing on March 4, 2005 and continuing until the earlier to occur of the one year anniversary of the Closing Date (as such term is defined in the Stock Purchase Agreement) or October 31, 2006 (such period being referred to as the "Noncompete Period"), shall not be employed by or otherwise associated with any entity engaged in gaming in the State of Nevada or within a 150 mile radius of any jurisdiction in which any member of the Employer Group is engaged in gaming during the Noncompete Period. Mr. Wooden has further agreed that in the event of his breach of such noncompete obligations, he will immediately become liable to the Company for a pro rata portion of the Separation Payment.

The Separation Agreement also provides that Mr. Wooden, for the period commencing on March 4, 2005 and continuing until February 28, 2007, will not solicit customers, prospective customers or employees of the Employer Group and, at all times, will not disclose any trades secrets or proprietary or other confidential information concerning any member of the Employer Group.

The Separation Agreement will become effective on March 12, 2005, following the expiration of a seven-day statutory revocation period. The full text of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.


Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits

Exhibit 10.1 Separation Agreement and General Release, made as of March 4, 2005, by and among Poster Financial Group, Inc., GNLV, CORP., GNL, CORP., Golden Nugget Experience, LLC and Maurice Wooden.



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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         POSTER FINANCIAL GROUP, INC.


Date: March 4, 2005                       By: /s/ Joanne M. Beckett
                                              --------------------------------
                                              Name:  Joanne M. Beckett
                                              Title: Senior Vice President and
                                                     General Counsel

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                                 EXHIBIT INDEX

Exhibit No.

Exhibit 10.1 Separation Agreement and General Release, made as of March 4, 2005, by and among Poster Financial Group, Inc., GNLV, CORP., GNL, CORP., Golden Nugget Experience, LLC and Maurice Wooden.